EXHIBIT 99.1

News Release

Apollo Gold Provides Update on Black Fox Mine’s Gold Production Growth and Commencement of Underground Development in Second Quarter

Denver, Colorado; March 24, 2010 – Apollo Gold Corporation (TSX: APG, NYSE Amex: AGT) (“Apollo”) announces that Apollo’s Black Fox Mine is expected to commence underground development during the second quarter of 2010 (“Q2 2010”), and that initial ore production from the underground mine is expected to commence during the third quarter of 2010 (“Q3 2010”).  All currency referenced in this news release is in U.S. dollars.

Black Fox Mine 2010 Production Outlook

In 2010, the Black Fox Mine is expected to produce 100,000 ounces of gold from operating the Black Fox Mill at approximately 2,000 tonnes per day (“tpd”) at an average gold grade of 4.3 grams per tonne (“gpt”) at a 95% recovery.  Total cash costs for 2010 are expected to be $500-$550 per gold ounce sold.1  As previously described in Apollo’s news release of March 17, 2010, higher production rates resulting in lower cash costs per ounce are expected in the second half of 2010, compared to the first half of 2010.  This is due to production sequencing in the new mine plan, including new underground production, and progressive improvements from the ore grade control programs first implemented in the second half of 2009.

In line with the 2010 production plan, over the balance of the year, the Black Fox Mine is expected to achieve the following milestones:

From the New Underground Mine

-	Initiate contract development of the new underground mine using the existing ramp decline in Q2 2010;

-	Complete approximately 2,000 meters (“m”) of underground development by the end of 2010;

-	Commence initial underground ore production in Q3 2010, producing between 16,000 and 18,000 ounces of gold in 2010;

-
Achieve an average underground production rate of 25,000-30,000 tonnes of ore (275-325 tpd) at an average gold grade of approximately 7.0 gpt in 3Q10 and 45,000-50,000 tonnes of ore (495-545 tpd) at approximately 7.0 gpt in the fourth quarter of 2010 (“Q4 2010”); underground mining costs per tonne of ore are estimated to be between $95 and $105 per tonne in 2010;

-	Reduce underground mining costs by approximately 25% to $70-$80 per tonne of ore for higher margin gold production in 2011 from economies of scale efficiencies running at the steady rate of 750 tpd;

1 The term “total cash cost” is a non-GAAP financial measure.  Please see the note regarding non-GAAP financial measures at the end of this press release.

-	Complete a new decline access (approximately 1,400 m) from the floor of the open pit by year-end 2010; and

-
Reach a steady rate of production from the underground mine of 750 tpd by the end of Q4 2010, in order to produce 10%-20% increased total gold production of 110,000 to 120,000 ounces of gold from Black Fox in 2011, compared to 2010;

From the Open Pit Mine

-	Start the Phase 2 overburden stripping, subject to expected receipt of permits, in Q2 2010 (with no expected impact to continuing open pit mining); and

-	Commence Phase 2 initial ore production in Q4 2010.

The new underground mine will begin underground development from the existing ramp access.  This access was part of former underground mine workings, which produced approximately 210,000 ounces of gold from 1997 until ceasing operations in 2001.  Apollo purchased the property in 2002.

Capital Expenditures

Capital expenditures for the development and expansion described above are anticipated to total approximately $33 million in 2010, including approximately:

-	$5.0 million for underground equipment;

-	$4.5 million for underground development;

-	$6.5 million for a new decline access (as the current decline will be removed as part of the open pit Phase 2 stripping);

-	$2.5 million to bore a new 4.6-m vent raise for the underground operations;

-	$2.5 million for a miners’ change facility and workshops (on surface and underground);

-	$8.0 million for the Phase 2 stripping; and

-	$4.0 million for exploration related capital and other equipment items.

The Apollo expects to fund capital expenditures from cash flow from operations and working capital, including proceeds from the recently completed private placement of Cdn$25 million (see March 19, 2010 joint news release) whereby Linear Gold Corp. (“Linear”) acquired shares of Apollo in connection with a proposed Merger with Linear (see “Pending Business Combination with Linear” below.)  At a $1,000 per ounce gold price, Apollo’s estimated 100,000 ounces of gold production (57,646 ounces delivered into a gold hedge at $876 per ounce gold price and 42,354 ounces sold at spot) is expected to generate approximately $38 million in cash flow from operations, based on the above cash costs.

Pending Business Combination with Linear

Pursuant to a binding letter of intent executed by Apollo and Linear Gold Corp. (“Linear”), Apollo and Linear agreed a business combination (the “Merger”) by way of a court approved plan of arrangement to create an emerging Canadian mid-tier gold producer (“New Company”).  Under the terms of the binding letter of intent, Apollo has agreed to acquire all of the outstanding common shares of Linear in exchange for common shares of Apollo at an agreed upon exchange ratio of 5.474 Apollo common shares for each Linear common share.  The Merger is expected to close by the end of Q2 2010, subject to customary closing conditions, including receipt of all necessary court and regulatory approvals, including the approval of the Toronto Stock Exchange and the NYSE Amex and the approval of the shareholders of each of Apollo and Linear.

Apollo and Linear are currently working through the definitive agreement with respect to the Merger, which is expected to be executed by March 31, 2010.  Apollo and Linear expect to mail the proxy statement/management information circular to respective Apollo and Linear shareholders in May 2010 for the respective special shareholder meetings to consider the Merger, which will be held in June 2010.

The merged company will also launch a new company name and embark on a corporate branding program following completion of the Merger.  An updated Merger presentation is available on the Apollo and Linear websites.

Contact Information:

Wendy Yang, Vice President of Investor Relations
Phone: 720-886-9656 Ext. 217	Toll Free: 1-877-465-3484
E-mail: ir@apollogold.com	Website: www.apollogold.com

About Apollo

Apollo is a growing gold producer that operates the wholly owned Black Fox Mine in Ontario, Canada, which commenced gold production in May 2009.  Apollo is also exploring the adjoining Grey Fox and Pike River properties, all in the Timmins gold district in Ontario, Canada, as well as the Huizopa Joint Venture, (80 percent Apollo and 20 percent Minas De Coronado, S. de R.L. de C.V.), an early stage, gold-silver exploration project, approximately 16 kilometers (10 miles) southwest of Minefinders Dolores gold-silver mine, in the Sierra Madres in Chihuahua, Mexico.

Apollo’s technical information contained in this news release was reviewed by Apollo’s Qualified Person, Senior Vice President of Exploration Richard F. Nanna.

Forward-looking Statements

Certain statements in this presentation relating to the proposed Merger and the companies' exploration activities, project expenditures and business plans are “forward-looking statements” within the meaning of securities legislation.  These statements include statements regarding cash flow from operations, the underground development at Black Fox, 2010 or future production at Black Fox (whether underground or in the open pit), development of Phase 2 of the open pit at Black Fox (including the start of overburden stripping), the ability of Apollo to commence underground development and production within the time estimates provided, estimates of cash costs, strip ratios, production rates, gold grades, mill capacities, recovery rates, mine life and capital expenditures, the timing of completion of the definitive agreement in respect of the Merger, the mailing of the proxy statement/information circular in respect of the Merger, the meetings of shareholders of Apollo and Linear to approve the Merger and the closing of the Merger and the marketing road show of Apollo and Linear .  The companies do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by applicable laws. These forward-looking statements represent management's best judgment based on current facts and assumptions that management considers reasonable, including that the required approval will be obtained from the shareholders of Apollo or Linear, that all third party regulatory and governmental approvals to the Merger will be obtained and all other conditions to completion of the Merger will be satisfied or waived, that operating and capital plans will not be disrupted by issues such as mechanical failure, unavailability of parts, labour disturbances, interruption in transportation or utilities, or adverse weather conditions, that there are no material unanticipated variations in budgeted costs, that contractors will complete projects according to schedule, and that actual mineralization on properties will not be less than identified mineral reserves. The companies make no representation that reasonable business people in possession of the same information would reach the same conclusions. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the companies to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In particular, fluctuations in the price of gold or in currency markets could prevent the companies from achieving their targets. Other factors are disclosed under the heading “Risk Factors”, “Risks and Uncertainties” and elsewhere in Apollo and Linear documents filed from time to time with the Toronto Stock Exchange, SEDAR and other regulatory authorities, and Apollo documents filed with the NYSE Amex and the SEC.

Additional Information and Where to Find It

In connection with Apollo’s and Linear’s solicitation of proxies with respect to the meeting of shareholders of each of Apollo and Linear to be called with respect to the proposed plan of arrangement, Apollo will file a proxy statement with the SEC and with regulatory authorities in Canada and Linear will file an information circular with regulatory authorities in Canada.  SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/INFORMATION CIRCULAR WHEN IT IS FINALIZED AND DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Shareholders will be able to obtain a free-of-charge copy of Apollo’s proxy statement (when available) and other relevant documents filed with the SEC and with regulatory authorities in Canada from the SEC’s website at http://www.sec.gov and from SEDAR at http://www.sedar.com, as applicable.  Shareholders will be able to obtain a free-of-charge copy of Linear’s information circular (when available) and other relevant documents filed with regulatory authorities in Canada on SEDAR at http://www.sedar.com.  Shareholders of Apollo will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Apollo Gold Corporation, 5655 South Yosemite St., Suite 200, Greenwood Village, Colorado 80111-3220 or (720) 886-9656, or from Apollo’s website, www.apollogold.com.  Shareholders of Linear will also be able to obtain a free-of-charge copy of the information circular and other relevant documents (when available) by directing a request by mail or telephone to Linear Gold Corp., Suite 502, 2000 Barrington Street, Halifax, Nova Scotia B3J 3K1 or (902) 422-1421, or from Linear’s website, www.lineargoldcorp.com.

None of the securities anticipated to be issued in the Merger have been or will be registered under the United States of America Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and are anticipated to be issued in reliance upon exemptions from such registration requirements under Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws.  This news release does not constitute an offer of securities.

Interests of Participants in the Solicitation of Proxies

Apollo and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed merger.  Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Apollo’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the plan of arrangement when it becomes available.  Copies of these documents can be obtained, without charge, at the SEC’s internet website at www.sec.gov or by directing a request to Apollo at the address above.

Non-GAAP Financial Measures

The term “total cash cost” is a non-GAAP financial measure and is used on a per ounce of gold basis. Total cash cost is equivalent to direct operating cost as found on the Consolidated Statements of Operations and includes by-product credits for payable silver, lead, and zinc production. We have included total cash cost information to provide investors with information about the cost structure of our mining operations. This information differs from measures of performance determined in accordance with GAAP in Canada and in the United States and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be comparable to similarly titled measures of other companies.

Cautionary Note to U.S. Investors Concerning Estimates of Mineral Resources

The term “mineral resources” or “resources” is recognized and required by Canadian regulations. However, the SEC does not recognize it and U.S. investors are cautioned not to assume that any part or all of a mineral deposit in this category will ever be converted into mineral reserves.